Exhibit 10.5

SECOND AMENDMENT TO

AGREEMENT OF SALE AND PURCHASE

[Perdido Key-Parcels B1 and A1 through A5]

THIS SECOND AMENDMENT TO AGREEMENT OF SALE AND PURCHASE (herein called this “Amendment”) is made and entered into as of November XX, 2012 (“Amendment Effective Date”) by and between WCI COMMUNITIES, LLC, a Delaware limited liability company (herein called “Seller”); and MLD, LLC, a Delaware limited liability company (herein called “Buyer”).

WHEREAS, Seller and Buyer have executed and entered into that certain Agreement of Sale and Purchase dated effective as of June 22, 2012, as amended by First Amendment dated September 20, 2012 (as so amended by this Amendment, herein called the “Agreement”); and

WHEREAS, Seller and Buyer desire to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

1.	Defined Terms: Defined and capitalized terms in this Amendment will have the same meaning as defined and capitalized in the Agreement, unless otherwise indicated in this Amendment.

2.	Recitals: The recitals set forth above are true and correct and hereby incorporated in their entirety by reference.

3.	Extension of the Inspection Period: Notwithstanding any of the terms and provisions set for the in the Agreement to the contrary, including, without limitation, Section 7.1 thereof, Seller and Buyer agree that the date of expiration of the Inspection Period shall be January 31, 2013 .

4.	Miscellaneous.

a)	Ratification. The Agreement, as amended by this Amendment, is hereby ratified and affirmed.

b)	Entire Agreement. The Agreement, as amended by this Amendment, contains the entire agreement of the parties with respect to the subject matter thereof and hereof, and all representations, warranties, inducements, promises or agreements, oral or otherwise, between the parties not embodied in the Agreement, as amended by this Amendment, shall be of no force or effect.

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c)	Conflict. In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

d)	Multiple Counterparts. This Amendment may be executed in a number of identical counterparts. If so executed, each of such counterparts shall be deemed an original for all purposes, and such counterparts shall, collectively, constitute one Amendment.

e)	Facsimile or PDF Signatures. For purposes of this Amendment, signatures delivered by facsimile or as a PDF attached to an e-mail shall be as binding as originals upon the parties so signing.

f)	Headings. The use of headings. Captions and number of the contents of particular sections are inserted only for the convenience of identifying and indexing various provisions in this Amendment and shall not be construed as a part of this Amendment or as a limitation on the scope of any of the terms or provisions of this Amendment.

g)	Parties. This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, Seller and Buyer have executed this Amendment as of the date set forth above.

SELLER:

WCI COMMUNITIES, LLC,

a Delaware limited liability company

By: /s/ John Ferry, Vice President

Date: 11/29/2012

BUYER:

MLD, LLC,

a Delaware limited liability company

By: /s/ P.K. Smartt

Its: Managing Member

Date: 11/29/2012

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